EXHIBIT (a)(3)

                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
                                       OF
                                U.S. INTEC, INC.

                  THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
              AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON THURSDAY,
                OCTOBER 19, 1995, UNLESS THE OFFER IS EXTENDED.

    This Notice of Guaranteed Delivery or one substantially equivalent hereto must be used to accept the Offer (as defined below) if certificates representing shares of common stock, $.02 par value (the "Shares"), of U.S. Intec, Inc., a Texas corporation (the "Company"), are not immediately available or the procedures for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach The Bank of New York (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase). This Notice of Guaranteed Delivery may be delivered by hand or sent by facsimile transmission or mail to the Depositary. See Section 3 of the Offer to Purchase.

                        The Depositary for the Offer is:
                              THE BANK OF NEW YORK

           BY MAIL:                FACSIMILE TRANSMISSION:      BY HAND OR OVERNIGHT COURIER:
                                  (for Eligible Institutions
                                            Only)
Tender and Exchange Department                                   Tender & Exchange Department
        P.O. Box 11248                  (212) 815-6213                101 Barclay Street
    Church Street Station                                         Receive and Deliver Window
   New York, NY 10286-1248        FOR INFORMATION TELEPHONE:       New York, New York 10286
                                        (800) 507-9357

    Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile or telex transmission to a number other than as set forth above will not constitute a valid delivery.

    This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

    The Eligible Institution that completes the form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein.

Ladies and Gentlemen:

    The undersigned hereby tenders to USI Acquisition Company, a Texas corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated September 21, 1995 (the "Offer to Purchase") and in the related Letter of Transmittal, receipt of each of which is hereby acknowledged (which together constitute the "Offer"), the number of Shares indicated below pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares:                            Name(s) of Record Holder(s):
                 -----------------------
                                             ----------------------------------------
Certificate No(s). (if available):
                                             Address(es):
----------------------------------------                 ----------------------------

----------------------------------------     ----------------------------------------

If Share(s) will be tendered by book-        Area Code and Telephone Number(s):
entry transfer, check one box.
                                             ----------------------------------------
/ / The Depository Trust Company
/ / Midwest Securities Trust Company         Signature(s):
/ / Philadelphia Depository Trust Company                  --------------------------

Account Number:                              ----------------------------------------
               -------------------------
                                             ----------------------------------------
Date:
     -----------------------------------

                  THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agent's Medallion Program, hereby (a) represents that the tender of Shares effected hereby complies with Rule l4e-4 under the Securities Exchange Act of 1934, as amended, and (b) guarantees to deliver to the Depositary, at one of its addresses set forth above, the certificates representing all tendered Shares, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase), together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other documents required by the Letter of Transmittal within five New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:
                                               -------------------------------------------
-------------------------------------------               (AUTHORIZED SIGNATURE)

Address:                                       Title:
         ----------------------------------          ------------------------------------

-------------------------------------------    Name:
                                (ZIP CODE)           ------------------------------------
                                                           (PLEASE TYPE OR PRINT)
Area Code and
Telephone Number:                              Date:
                  -------------------------          ------------------------------------

    NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.